Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Kindly MD, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	(1)	Other		$			$0.0001531	$0.00
Fees to be Paid	Equity	Common Stock, par value $0.0001	(2)	Other					0.0001531	0.00
Fees to be Paid	Equity	Preferred Stock, par value $0.0001	(3)	Other					0.0001531	0.00
Fees to be Paid	Other	Warrants	(4)	Other					0.0001531	0.00
Fees to be Paid	Other	Rights	(5)	Other					0.0001531	0.00
Fees to be Paid	Other	Purchase Contracts	(6)	Other					0.0001531	0.00
Fees to be Paid	Other	Units	(7)	Other					0.0001531	0.00
Fees to be Paid	Equity	Common Stock, par value $0.0001	(8)	457(o)	5,000,000,000			5,000,000,000.00	0.0001531	765,500.00
Fees to be Paid	Equity	Common Stock, par value $0.0001	(9)	457(a)	3,000,000		$9.17	$27,510,000.00	0.0001531	$4,211.78

Total Offering Amounts:								$5,027,510,000.00		769,711.78
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$769,711.78

__________________________________________
Offering Note(s)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(5)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(6)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(7)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Kindly MD, Inc. (the “Company”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(8)	In accordance with Rule 457(o), the registrant is paying fees in connection with the $5,000,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement.
(9)	The shares of Common Stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein.

The proposed maximum offering price per unit was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq Global Select Market on August 25, 2025.